UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2007

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 8, 2007, Catalina Marketing Corporation, a Delaware corporation (the “Company”), entered into an Agreement of Merger (the “Merger Agreement”) with CMC Holdings, LLC, a Delaware limited liability company (“Parent”), and Catalina Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent is owned by a private investment fund, ValueAct Capital Master Fund, L.P. (“ValueAct”). Jeffrey W. Ubben, who has served as a member of the Board of Directors of the Company since May 2006, is the co-founder and managing partner of ValueAct. The Board of Directors of the Company (other than Mr. Ubben) approved the Merger Agreement on the recommendation of a special committee composed entirely of independent directors (the “Special Committee”).

In connection with the Merger, on March 8, 2007 the Company also entered into (i) an Amendment to Stockholder Protection Agreement (the “Protection Amendment”) with Mellon Investor Services LLC (“Mellon”), (ii) a Voting Agreement (the “Voting Agreement”) with ValueAct and (iii) a Limited Guarantee (the “Guarantee”) with ValueAct.

The foregoing documents and arrangements are described in greater detail below. The following summary of the terms of the Merger Agreement, the Protection Amendment, the Voting Agreement and the Guarantee are qualified in their entirety by reference to the full text of the Merger Agreement, the Protection Amendment, the Voting Agreement and the Guarantee, copies of which are filed, respectively, as Exhibits 2.1, 4.1, 10.1 and 10.2 hereto, and the full text of such documents are incorporated herein by this reference.

Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by ValueAct, Parent, Merger Sub, the Company or any wholly owned subsidiary of the Company (or held in the Company’s treasury) and any stockholders who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $32.10 in cash, without interest (the “Merger Consideration”). Upon the effectiveness of the Merger, all outstanding equity-related grants previously issued to directors or employees of the Company (including its executive officers), including options, stock appreciation rights (“SARs”), restricted stock and restricted stock units, will, to the extent not previously vested or exercisable under the terms of the related grants, be deemed to be vested or to become exercisable on the effectiveness of the Merger, and the holders of all options, SARs, restricted stock and restricted stock units will receive the full value of the Merger Consideration less, in the case of options and SARs, the exercise or “base price,” respectively, net of applicable withholding taxes.

The parties to the Merger Agreement have made to each other customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation, the conduct of the Company’s business in the ordinary course consistent with past practice and other restrictions on the operation of the Company’s business prior to the consummation of the Merger, indemnification of the Company’s directors and officers, public announcements and similar matters. The representations, warranties and covenants made by the parties in the Merger Agreement generally do not survive the closing of the Merger and the Merger Agreement does not contain any post-closing indemnification obligations with respect to these matters.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through April 22, 2007 (the “Go Shop Period End Date”). After the Go Shop Period End Date, the Company may continue discussions with certain persons who have made proposals before 11:59 pm (ET) on the Go Shop Period End Date and, subject to certain conditions, respond to unsolicited inquiries by other persons interested in acquiring the Company. After the Go Shop Period End Date, the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances.

Consummation of the Merger is subject to the satisfaction of certain conditions, including (i) the approval of the Merger by the Company’s stockholders as required under Delaware law, and the approval by the holders of a majority of the shares of Common Stock not held by ValueAct or its affiliates, (ii) the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business of the Company, and (iv) the absence of any governmental proceedings prohibiting the Merger.

The Merger Agreement may be terminated in the following circumstances, subject to limitations set forth in the Merger Agreement: (i) by mutual written consent of each of the parties, (ii) by either Parent or the Company if the Merger has not been consummated by November 30, 2007, (iii) by either Parent or the Company if a governmental entity has issued an order prohibiting the Merger, (iv) by either Parent or the Company if the Company’s stockholders do not approve the Merger, (v) by Parent and Merger Sub, on the one hand, or the Company, on the other hand, upon a breach of the Merger Agreement by the other party or parties, which breach cannot be cured within 10 days after such party or parties receives written notice thereof and would result in the failure of the terminating party’s closing conditions to be fulfilled, (vi) by the Company, prior to the approval of the Merger by the Company’s stockholders, if its Board of Directors authorizes the Company to enter into an agreement for a transaction that constitutes a superior acquisition proposal and (vii) by Parent, prior to the approval of the Merger by the Company’s stockholders, if (a) the Board of Directors of the Company fails to recommend that the Company’s stockholders vote in favor of the Merger or modifies or withdraws its recommendation of the Merger, (b) the Company fails to include in the proxy statement the recommendation in favor of the Merger by the Board of Directors of the Company, (c) the Board of Directors of the Company approves or recommends a competing acquisition proposal to the Company’s stockholders, (d) the Company enters into an agreement relating to a competing acquisition proposal, or (e) a tender or exchange offer is commenced and the Company fails to recommend rejection of such offer to its stockholders (each of clauses (a) through (e) a “Triggering Event”).

In the event that the Company terminates the Merger Agreement at any time because of the occurrence of a breach by Parent of its obligations under the Merger Agreement, including a failure to obtain or provide financing required in order to complete the Merger, then Parent shall pay to the Company an amount equal to $50,640,000 (the “Parent Termination Fee”). In the event that the Merger Agreement is terminated prior to obtaining the required vote of the Company’s stockholders (i) by the Company because it has entered into an agreement for a transaction that constitutes a superior acquisition proposal, or (ii) by Parent because a Triggering Event has occurred, then the Company shall pay to Parent an amount equal to (a) $8,440,000 if, prior to the Go Shop Period End Date, the Merger Agreement is terminated for the reason set forth in clause (i) above, (b) $50,640,000 (the “No Shop Termination Fee”) if, after the Go Shop Period End Date, the Merger Agreement is terminated for the reason set forth in clause (i) above, or (c) the No Shop Termination Fee if the Merger Agreement is terminated for the reason set forth in clause (ii) above. In the event that either Parent or the Company terminates the Merger Agreement because the Company’s stockholders shall have failed to approve Merger, then the Company shall pay to Parent an amount equal to the lesser of $3,500,000 or the aggregate amount of all reasonable fees and expenses that Parent has incurred in connection with Merger Agreement and the Merger (the “Fees and Expenses”). In the event that either Parent or the Company terminates the Merger Agreement because the Company’s stockholders shall have failed to approve the Merger, and prior to such termination, a competing acquisition proposal shall have been publicly announced and on or prior to 270 days following the date of such termination the Company consummates, or enters into a definitive agreement contemplating, a competing acquisition proposal, then the Company shall pay to Parent the No Shop Termination Fee (less the Fees and Expenses previously paid by the Company) upon the closing of such competing acquisition proposal.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.

The Company engaged Goldman, Sachs & Co. (“Goldman”) to serve as financial advisor with authority from the Special Committee and the Special Committee engaged Lazard Freres & Co. LLC (“Lazard”) to serve as financial advisor to the Special Committee. On March 8, 2007, Goldman delivered a written opinion to the Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the matters and qualifications described therein, the Merger Consideration to be received by the holders of the Common Stock (other than ValueAct and any subsidiary of, or investment entity controlled by, ValueAct), was fair from a financial point of view to such holders. Also on March 8, 2007, Lazard delivered a written opinion to the Special Committee stating that, subject to the qualifications and limitations set forth therein, as of such date, the Merger Consideration to be paid to holders of Common Stock (other than the Company or any wholly owned subsidiary of the Company, ValueAct, Parent, Merger Sub or any affiliates of ValueAct and any holder who is entitled to and properly demands appraisal of such shares) in the Merger was fair to such holders from a financial point of view. In connection with the Merger, the Company intends to attach the text of each of Goldman’s and Lazard’s opinions as exhibits to the proxy statement mailed to stockholders of the Company in connection with the Merger. Stockholders are urged to read such opinions carefully in their entirety.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Protection Amendment

Immediately prior to the execution of the Merger Agreement, the Company entered into the Protection Amendment. The Protection Amendment amends the terms of the Stockholder Protection Agreement, dated as of May 8, 1997 (the “Protection Agreement”), by and between the Company and Mellon, to exempt Parent and Merger Sub from the terms of the Protection Agreement as a result of the Merger Agreement and the transactions contemplated by the Merger Agreement. A description of the material terms of the Protection Agreement is included in the Company’s Current Report on Form 8-K filed with the SEC on May 8, 1997.

Voting Agreement

Pursuant to the Voting Agreement, ValueAct agreed, among other things, to vote all of its shares of Common Stock: (i) in favor of approval and adoption of (a) the Merger Agreement, (b) the Merger, and (c) any other matter contemplated under the Merger Agreement or that could reasonably be expected to facilitate the Merger that is put to a vote of the stockholders of the Company; (ii) in the event that the Company receives a superior acquisition proposal prior to the approval of the Merger by the Company’s stockholders, in favor of such superior acquisition proposal if recommended to the holders of the Common Stock by action of the Company’s Board of Directors or a duly constituted committee thereof (“Board Action”) and, as recommended by Board Action, any other matter with respect to such superior acquisition proposal that is put to a vote of the stockholders of the Company; and (iii) other than in connection with a superior acquisition proposal recommended to the stockholders of the Company by Board Action, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

The Voting Agreement will terminate upon the earliest to occur of the date (i) the Merger becomes effective, (ii) upon which a transaction involving a superior acquisition proposal is consummated, (iii) the Merger Agreement terminates, provided that no acquisition proposal which could reasonably lead to a superior acquisition proposal is then outstanding, or (iv) that is December 28, 2007.

Guarantee

Pursuant to the Guarantee, ValueAct agreed, among other things, to absolutely, unconditionally and irrevocably guarantee to the Company, subject to the terms and conditions set forth in the Guarantee, 100% of Parent's obligation with respect to the payment of the Parent Termination Fee which is payable pursuant to the Merger Agreement, subject and pursuant to the terms and conditions thereof. Pursuant to the Guarantee, the maximum aggregate amount payable by the Guarantor (exclusive of certain reimbursement costs and expenses) shall not exceed the Parent Termination Fee.

Important Information

In connection with the Merger, the Company intends to file relevant documents with the Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 13e-3. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC, upon and following public dissemination of these materials, at the SEC’s website at www.sec.gov or at the Company’s website at www.catalinamarketing.com. Such information is currently not available.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Certain information regarding the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A, which was filed with the SEC on July 6, 2006, and the Company intends to provide this information in an amendment to the Company’s Transition Report on Form 10-KT, which was filed with the SEC on February 28, 2007.

Item 3.03.	Material Modifications to Rights of Security Holders

The information set forth under Item 1.01 above with respect to the Protection Amendment is hereby incorporated by reference into this Item 3.03, insofar as it relates to a material modification to rights of security holders of the Company.

Item 7.01.	Regulation FD Disclosure

On March 8, 2007, the Company issued a press release entitled “Catalina Marketing Agrees to be Acquired by ValueAct Capital for $32.10 Per Share in Cash” (the “Press Release”). Among other things, the Press Release announced that the Company agreed to be acquired by ValueAct for $32.10 per share in cash. A copy of the Press Release is attached to this Current Report as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. Such information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report and the exhibits hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the Merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in the Company’s filings with the SEC, including, without limitation, the risks described in the Company’s most recent Annual Report on Form 10-KT on file with the SEC. These factors should be considered carefully and you are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date of this report, and the Company undertakes no duty to update this information, except as required by securities laws.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
2.1	Merger Agreement, dated as of March 8, 2007, by and among, CMC Holdings, LLC, Catalina Merger Sub, Inc. and Catalina Marketing Corporation*
4.1	Amendment to Stockholder Protection Agreement, dated as of March 8, 2007, by and between Catalina Marketing Corporation and Mellon Shareholder Services, LLC
10.1	Voting Agreement, dated as of March 8, 2007, by and between Catalina Marketing Corporation and ValueAct Capital Master Fund, L.P.
10.2	Limited Guarantee, dated as of March 8, 2007, by and between Catalina Marketing Corporation and ValueAct Capital Master Fund, L.P.
99.1	Press release issued March 8, 2007

*  Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any     omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

March 14, 2007	CATALINA MARKETING CORPORATION (Registrant)

	By:	/s/ L. Dick Buell
L. Dick Buell
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Merger Agreement, dated as of March 8, 2007, by and among, CMC Holdings, LLC, Catalina Merger Sub, Inc. and Catalina Marketing Corporation*
4.1	Amendment to Stockholder Protection Agreement, dated as of March 8, 2007, by and between Catalina Marketing Corporation and Mellon Shareholder Services, LLC
10.1	Voting Agreement, dated as of March 8, 2007, by and between Catalina Marketing Corporation and ValueAct Capital Master Fund, L.P.
10.2	Limited Guarantee, dated as of March 8, 2007, by and between Catalina Marketing Corporation and ValueAct Capital Master Fund, L.P.
99.1	Press release issued March 8, 2007

*  Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.